UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2007

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

The following information is furnished pursuant to item 2.01, “Completion of Acquisition or Disposition of Assets.”

Murphy Oil Corporation’s wholly owned subsidiary, Murco Petroleum Limited (Company) has completed, effective on December 1, 2007, the purchase of Total’s 70% interest in the Milford Haven, Wales refinery for $250 million. Prior to the transaction, the Company owned an effective 30% interest in the 108,000 barrel per day refinery located in Pembrokeshire in Southwest Wales. The transaction includes the land, refinery complex, jetty, and pipeline connection to the Mainline Pipeline. Refined products will continue to be marketed through the Company’s existing network of both company and dealer operated gasoline stations in England and Wales.

Item 9.01. Financial Statements and Exhibits

99.1	A news release dated December 3, 2007 announcing the Company’s completion of the acquisition of Total’s 70% interest in the Milford Haven, Wales refinery is attached hereto as Exhibit 99.1.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Vice President and Controller

Date: December 3, 2007

Exhibit Index

99.1	Press release dated December 3, 2007, as issued by Murphy Oil Corporation.